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                                                                    EXHIBIT 21.1

                   REPRESENTED SUBSIDIARIES AND AFFILIATES OF
                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

1.       Developers Diversified of Alabama, Inc.
2.       Community Centers One L.L.C.
3.       Community Centers Two L.L.C.
4.       Community Centers Three L.L.C.
5.       Shoppers World Community Centers L.P.
6.       DD Community Centers One, Inc.
7.       DD Community Centers Two, Inc.
8.       DD Community Centers Three, Inc.
9.       Merriam Town Center Ltd.
10.      Highland Grove Limited Liability Company
11.      DOTRS Limited Liability Company
12.      Developers Diversified of Pennsylvania, Inc.
13.      Pedro Community Centers, Inc.
14.      DDRA Community Centers Four, L.P.
15.      DDRC Great Northern Limited Partnership
16.      Developers Diversified Cook's Corner LP
17.      Developers Diversified Centennial Promenade LP
18.      DDRC PDK Hagerstown LLC
19.      DDRC PDK Salisbury LLC
20.      DD Development Company, Inc. (Affiliate)
21.      Developers Diversified of Indiana, Inc.
22.      DDR Nassau Park II Inc.
23.      DDR Nassau Pavilion Inc.
24.      Developers Diversified of Mississippi, Inc.
25.      DDRC Michigan LLC
26.      Coon Rapids Riverdale Village LLC
27.      DDRC P&M Deer Park Town Center LLC
28.      DDR Nassau Pavilion Associates LP
29.      Hendon/DDR/BP, LLC
30.      DDR Hendon Nassau Park II LP
31.      DDR Continental LP
32.      DDR Continental Inc.
33.      DDR OliverMcMillan LP
34.      DDR OliverMcMillan Inc.
35.      DDR Office Flex Corporation
36.      DDR Office Flex LP
37.      DDR Realty Company (fka DDR Realty Trust, Inc.)
38.      ORIX Sansone Brentwood L.L.C.
39.      The Plaza at Sunset Hills, L.L.C.
40.      The Shoppes at Sunset Hills, L.L.C.


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41.      DDR Family Centers LP
42.      DDR Family Centers I Inc.
43.      DDRC Gateway LLC
44.      DDRC Salem LLC
45.      DDR DB Opportunity Sub, Inc.
46.      DDR DB Development Ventures LP
47.      DDRA Community Centers Five, L.P.
48.      DD Community Centers Five Inc.
49.      Easton Market Limited Liability Company
50.      Continental Sawmill Limited Liability Company
51.      Continental Sawmill Limited Partnership
52.      Sun Center Limited
53.      Drexel Limited Liability Company
54.      Drexel Washington Limited Partnership
55.      Lennox Town Center Limited
56.      Hermes Associates
57.      Hermes Associates, Ltd.
58.      University Square Associates, Ltd.
59.      Riverdale Retail Associates L.C.
60.      TFCM Associates, LLC
61.      Fort Union Associates, L.C.
62.      Rocky Mountain Real Estate L.L.C. (Affiliate)
63.      Sansone Group/DDR LLC
64.      DDR Sansone Development Ventures LLC
65.      DDR OliverMcMillan Management Services, Inc.
66.      Coventry Real Estate Partners, Ltd. (fka Retail Value Management Ltd.)
67.      Retail Value Investment Program Limited Partnership I
68.      Retail Value Investment Program Limited Partnership II
69.      Retail Value Investment Program Limited Partnership III
70.      Retail Value Investment Program Limited Partnership IV
71.      Retail Value Investment Program Limited Partnership V
72.      Retail Value Investment Program Limited Partnership VI
73.      Retail Value Investment Program VII Limited Liability Company
74.      DDR Michigan II LLC
75.      Town Center Plaza, L.L.C.
76.      Plainville Connecticut L.L.C. (fka DDR Connecticut L.L.C.)
77.      Plainville Development L.P. (fka DDR Plainville Development L.P.)
78.      DDRA Community Centers Six, L.P.
79.      DDPD OPP LLC
80.      DDR DownREIT LLC
81.      DDR Ohio Opportunity LLC
82.      DDR VIC I L.C.
83.      DDR Hermes Associates L.C. (fka DDR VIC II L.C.)
84.      DDR University Square Associates (fka DDR Big V Associates L.C.)
85.      Hagerstown Development LLC
86.      DD Community Centers Seven, Inc.

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87.      DDRA Community Centers Seven, L.P.
88.      Developers Diversified of Tennessee, Inc.
89.      DDR DB SA Ventures LP
90.      DDR Liberty Fair, Inc.
91.      Liberty Fair VA LP
92.      DDR Wilshire, Inc.
93.      DDR DB Outlot LP
94.      Hagerstown TIF LLC
95.      Coventry Round Rock LLC
96.      DD Development Company II, Inc. (Affiliate.)
97.      DD Community Centers Eight, Inc.
98.      DDRA Community Centers Eight, L.P.
99.      DD Community Centers Investments LLC
100.     DLA Ventures LLC
101.     DDRC PDK Easton LLC
102.     DDR Ohio Opportunity II LLC
103.     DDR Ohio Opportunity III LLC
104.     DDR Queenway LLC
105.     DDR Queensway CM LLC (Affiliate)
106.     Liberty Fair VA II LP
107.     VFP Investments, LLC
108.     DDRC PDK Salisbury Phase III LLC
109.     DDR CM, Inc. (Affiliate)
110.     DDR Kildeer, Inc.
111.     DDR Transitory Sub, Inc.
112.     RVIP III Burnham Limited Partnership
113.     DDR Real Estate Services Inc. (Affiliate)
114.     Bandera Coventry LLC
115.     DDR DB SA Phase II LP
116.     Retail Value Investment Program Limited Partnership IA
117.     Retail Value Investment Program Limited Partnership IB
118.     Retail Value Investment Program Limited Partnership IIA
119.     Retail Value Investment Program IIIA Limited Partnership
120.     Retail Value Investment Program Limited Partnership IIIB
121.     Retail Value Investment Program IIIC Limited Partnership
122.     Retail Value Investment Program Limited Partnership IVA
123.     RVM Willow Creek LLC
124.     RVM Devonshire LLC
125.     RVM Ten Quivira LLC
126.     RVM TQ Pad LLC
127.     RVM Brywood LLC
128.     RVM Cherokee LLC
129.     RVIP CA/WA/OR Portfolio LLC
130.     RVM Long Beach Plaza LLC
131.     Coventry Long Beach Plaza LLC
132.     RVIP Puente Hills LLC
133.     RVIP Puente Hills Manager LLC
134.     RVIP Valley Central Manager LLC


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